UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 24, 2014

INGREDION INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois	60154-5749
(Address of Principal Executive Offices)	(Zip Code)

(708) 551-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 24, 2014, the United States Department of Justice issued Requests for Additional Information and Documentary Material, typically referred to as “second requests,” to Penford Corporation (“Penford”) and Ingredion Incorporated (the “Company”) concerning the merger (the “Merger”) of Prospect Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”) with and into Penford, as a result of which Penford would become 100% owned by the Company. In accordance with their respective obligations under the Agreement and Plan of Merger, dated as of October 14, 2014, by and among Penford, the Company, and Merger Sub, Penford and the Company intend to respond as promptly as practicable and to cooperate with the Department of Justice in an effort to resolve any questions. The second requests have the effect of extending the waiting period under the Hart-Scott-Rodino Act (the “HSR Act”) until 30 days after both parties have substantially complied with the requests, subject to any modifications of the requests to which the Department of Justice may agree. Expiration or termination of the waiting period under the HSR Act is required as a condition to the consummation of the Merger, and no assurance can be given as to the timing of such expiration or termination or whether it will occur at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2014	INGREDION INCORPORATED

	By:	/s/ Jack C. Fortnum
	Name:	Jack C. Fortnum
	Title:	Executive Vice President and Chief Financial Officer

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